Report of Independent Registered Public Accounting Firm
To the Board of Trustees and Shareholders of Rydex Series Funds:

In planning and performing our audits of the financial statements of Banking Fund, Basic Materials Fund, Biotechnology Fund, Commodities Fund, Consumer Products Fund, Electronics Fund, Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Real Estate Fund, Retailing Fund, Technology Fund, Telecommunications Fund, Transportation Fund, Utilities Fund, Nova Fund, Ursa Fund, OTC Fund, Arktos Fund, Medius Fund, Mekros Fund, U.S. Government Bond Fund, Juno Fund, Large-Cap Europe Fund, Large-Cap Japan Fund, Small-Cap Value Fund, Mid-Cap Value Fund, Large-Cap Value Fund, Small-Cap Growth Fund, Mid-Cap Growth Fund, Large-Cap Growth Fund, Inverse Small-Cap Fund, Inverse Mid-Cap Fund, U.S. Government Money Market Fund, Strengthening Dollar Fund, Weakening Dollar Fund, Nova Master Portfolio, Ursa Master Portfolio, Arktos Master Portfolio, Juno Master Portfolio, Sector Rotation, Core Equity, Absolute Return Strategies Fund and Hedged Equity Fund, (collectively the forty-eight Funds and Portfolios of the Rydex Series Funds, hereafter referred to as the "Rydex Series Funds") as of and for the year ended March 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Rydex Series Funds' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Rydex Series Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Rydex Series Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Rydex Series Funds' assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects Rydex Series Funds' ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Rydex Series Funds' annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Rydex Series Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted the following deficiency in Arktos Fund, Financial Services Fund, Energy Fund, Nova Fund, Ursa Fund, Medius Fund, Mekros Fund and Large-Cap Japan Fund (the "Funds") internal control over financial reporting and their operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of March 31, 2006. Management did not maintain effective control (review) over calculations supporting the tax liability in the Funds. Specifically, the calculation of distributions to shareholders was not complete and accurate. This control deficiency resulted in an adjustment to the Funds' 2006 financial statements. Additionally, this control deficiency could result in a misstatement to tax expense and tax liability that would result in a material misstatement of financial statements that would not be prevented or detected.

This report is intended solely for the information and use of management, the Board of Trustees of Rydex Series Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
Baltimore, Maryland
May 26, 2006